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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Alrenco, Inc. on Form S-8 of our report dated March 3, 1998, on our audits of the consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interest with RTO, Inc. as described in Note 1 to those financial statements, as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in the Quarterly Report on Form 10-Q of Alrenco, Inc. for the quarter ended March 31, 1998 as filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this registration statement of Alrenco, Inc. on Form S-8 of our report dated January 31, 1997, on our audit of the financial statements of Action TV & Appliance Rental, Inc. as of and for the seven month period ended July 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts."

                                    COOPERS & LYBRAND L.L.P.




Raleigh, North Carolina
May 13, 1998



                                  Ex. 23.3 -- 1